STOCK AND WARRANT PUT AGREEMENT

     THIS STOCK AND WARRANT PUT AGREEMENT (this "Agreement") dated as of May 20, 1996 between Cardiopulmonary Corp. (the "Company"), a corporation organized under the laws of the State of Delaware, and Connecticut Innovations, Incorporated (the "Holder").

     WHEREAS, the Holder is today purchasing from the Company (A) One Hundred Thousand (100,000) shares of the Company's common stock (the "Common Stock"), $0.01 par value per share (together with any securities issued or issuable directly or indirectly in respect of such shares of Common Stock in payment of a dividend or in connection with a stock split, recapitalization or similar event, the "Shares") and (B) a Warrant pursuant to which the Holder is given the right to purchase certain shares of the Common Stock (together with any warrant or warrants issued upon any replacement, exchange or transfer of such Warrant, the "Warrant"), in each case pursuant to a Stock Purchase Agreement of even date herewith between the Company and the Holder (the "Purchase Agreement"); and

     WHEREAS, the Holder has required, as a condition to its purchase of the Shares and the Warrant pursuant to the Purchase Agreement, that the Company make certain covenants relating to maintaining its operations in the State of Connecticut and that the Holder shall have the right to sell the Shares, the Warrant Shares and the Warrant to the Company if the Company fails to comply with such covenants;

     NOW THEREFORE, each of the parties hereto, in consideration of the mutual covenants set forth herein, agrees as follows:

     SECTION 1. DEFINITIONS For all purposes of this Agreement, the following terms shall have the meanings set forth below or in the Section of this Agreement following such term.

     CLOSING DATE - shall mean any Put Date.

     COMMON STOCK FAIR MARKET VALUE - at any date of one share of Common Stock shall be deemed the average of the daily closing prices of the Common Stock for the 30 consecutive business days ending no more than 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations System ("Nasdaq") on

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such day, or if, on any day in question, the security shall not be quoted on the
Nasdaq, then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to herein are available for the period required hereunder, the Common Stock Fair Market Value shall be determined in good faith by the Board of Directors of the Company or, if such determination cannot be made or is reasonably objected to by the Holder within twenty (20) days of its notification thereof, by a nationally recognized independent investment banking firm selected by the Board of Directors of the Company (or if such selection cannot be made or is reasonably objected to by the Holder within (20) days of its notification thereof, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

     IPO - shall mean the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended covering the offering and sale of Common Stock for the account of the Company on a firm commitment basis.

     NOTICE OF PUT - Section 3.2.

     ORIGINAL ISSUE PRICE - shall mean $5.00 per share of Common Stock, as adjusted to reflect stock dividends, stock splits and stock capitalizations or recapitalizations.

     PUT - Section 3. The term "Put", when used as a verb, shall also mean the Holder's exercise of the Put.

     PUT DATE - Section 4.

     PUT PRICE - shall equal the greater of (i) the Common Stock Fair Market Value of the Shares and Warrant Shares made subject to a Put, plus the Warrant Fair Market Value, and (ii) an amount which yields a return equal to the aggregate amount of the Original Issue Price, plus an amount calculated to yield to the Holder the Required Rate of Return on such Original Issue Price.

     REQUIRED RATE OF RETURN - shall equal twenty-five percent (25%) compounded annually.

     TERMINATION DATE - shall mean the earlier of (i) the date on which the Holder no longer holds any Common Stock, Warrants or Warrant Shares, and (ii) the first date after an IPO and the expiration or termination of the term of any related "lock-up" agreement applicable to the Shares or the Warrant Shares, on which all Shares and Warrant Shares then held by the Holder may be offered and sold by the Holder to any number of offerees and purchasers pursuant to (A) Rule 144(k) under the

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Securities Act of 1933 (or any similar rule hereafter adopted by the Securities and Exchange Commission), or (B) an effective registration statement filed under the Securities Act of 1933.

     WARRANT FAIR MARKET VALUE - at any date shall be an amount equal to the difference the Common Stock Fair Market Value and the Warrant Price (as defined in the Warrant and from time to time adjusted in accordance with the terms of the Warrant), in each case with respect to all shares of Common Stock then issuable upon exercise of the Warrant.

         WARRANT SHARES - shares of Common Stock held by the Holder and issued upon the exercise of the Warrant, together with any securities issued or issuable directly or indirectly in respect of such shares of Common Stock in payment of a dividend or in connection with a stock split, recapitalization or similar event.

SECTION 2. MAINTENANCE OF CONNECTICUT PRESENCE. The Company agrees that at all times prior to the Termination Date it will maintain a "Connecticut Presence". A Connecticut Presence shall mean (a) maintaining the Company's principal place of business (including its executive offices and officers) in the State of Connecticut, (b) basing a majority of its employees and those of its subsidiaries in the State of Connecticut, and (c) conducting a majority of its operations and those of its subsidiaries, in the State of Connecticut. It shall not constitute a violation of this covenant for the Company to purchase goods and services, participate in clinical trails of its products, sell its products and services or engage distributors outside the State of Connecticut.

SECTION 3. RIGHT TO PUT COMMON STOCK

     3.1 RIGHT TO PUT. If the Company shall fail to maintain a Connecticut Presence at any time prior to the Termination Date, The Holder shall have the right to sell to the Company, and the Company agrees to purchase from the Holder, all, but not less than all, of the Shares, the Warrant Shares and the Warrant for the Put Price and on the other terms and conditions herein set forth (the "Put").

     3.2 METHOD OF EXERCISE. On the terms and conditions herein set forth, the Holder may exercise its rights hereunder to sell to the Company its Shares, Warrant Shares and Warrant by delivering to the Company, at the address referred to in Section 17 of the Purchase Agreement, a notice of Put (a "Notice of Put") in the form attached hereto as Annex A.

SECTION 4. PUT CLOSING

     (a) The closing (the "Put Closing") of any purchase and sale of Shares, Warrant Shares and Warrant pursuant to Section 3 hereof shall be held on the date (the "Put Date") which is the thirtieth (30th) business day after delivery of the Notice of Put.

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     (b)  At the Put Closing, the Holder will deliver to the Company certificates evidencing the Shares and the Warrant Shares made the subject of the Notice to Put, together with the Warrant and the Company will deliver to the Holder the Put Price for the Shares, the Warrant Shares and the Warrant made the subject of the Notice of Put (in cash, certified or bank check, or by wire transfer).

SECTION 5. NOTICES. All communications under this Agreement shall be delivered in the manner set forth in the Purchase Agreement.

SECTION 6. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut.

SECTION 7. HEADINGS. The section headings appear as a matter of convenience only and do not constitute a part of this Agreement and shall not affect the construction hereof.

SECTION 8. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties hereto; provided that the Company may not assign its rights or delegate its obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf this 20th day of May, 1996.

                                   CARDIOPULMONARY CORP.

                                   By: /s/ JAMES W. BIONDI
                                       ---------------------------------------
                                       Title: President


                                   CONNECTICUT INNOVATIONS,
                                   INCORPORATED

                                   By: /s/ VICTOR R. BUDNICK
                                       ---------------------------------------
                                       Title: President and Executive Director

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                                     ANNEX A

                                  NOTICE OF PUT

1. In accordance with a Stock and Warrant Put Agreement (the "Put Agreement") dated as of May ___, 1996, between the undersigned (the "Holder") and Cardiopulmonary Corp. (the "Company"), the undersigned hereby exercises its right to sell, and does hereby sell upon receipt of the Put Price as defined in the Put Agreement, _______________________________
     (___________________) shares of Common Stock and a Warrant, dated May __, 1996 to purchase shares of Common Stock, in each case issued by the Company in the name of the undersigned.

2. Attached hereto is a certificate or certificates evidence said shares of Common Stock and the Warrant.

3.   The Put Price is to be paid in the manner set forth in the Put Agreement.

4. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Put Agreement.

5.   Other Instructions:

                                        CONNECTICUT INNOVATIONS,
                                        INCORPORATED

                                        By:______________________________

                                        Title:___________________________

                                        Dated:___________________________

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